                                                MARKETING ORGANIZATION AGREEMENT
                                                                   (THIRD PARTY)

                                                           PRODUCT AUTHORIZATION
                                                      FSBL Variable Products |_|

Effective Date:

 1.  This  Agreement  is  made  among  Security   Distributors,   Inc.  ("SDI"),
     _____________ ("Marketing  Organization"),  and each of the agencies listed on  Exhibit  "A,"  attached  hereto  (collectively  referred  to  herein as
     "General Agent").  SDI hereby authorizes  Marketing  Organization and those persons associated with General Agent who are registered representatives of
     Marketing  Organization  and licensed agents of First Security Benefit Life
     Insurance and Annuity  Company of New York to solicit and service  variable annuity  contracts and variable life insurance  policies issued under First
     Security  Benefit Life Insurance and Annuity Company of New York's ("FSBL")
     several Variable Annuity Accounts, which have been registered as securities under the Securities Act of 1933 with Security Distributors, Inc. (a member of the  National  Association  of  Securities  Dealers,  Inc.)  having been designated Principal  Underwriter thereof.  Said variable annuity contracts and variable  life  insurance  policies are referred to herein as "variable products."

 2.  General  Agent is  hereby  authorized  to  solicit,  and to  recommend  for appointment  subagents (referred to herein as "Agents") to solicit sales of
     FSBL  variable  products,  to deliver  the  contracts,  and to service  the business.  General Agent may organize, train, and maintain an agency force;
     however, FSBL may at its option, refuse to contract with any proposed Agent and may at any time terminate any Agreement with any Agent.

     General Agent agrees to abide by the terms and conditions of this Agreement and any sales manuals and/or rules and practices of FSBL and SDI and agrees that its Agents will not (i) solicit or submit  applications,  (ii) receive any  compensation  based on  transactions in securities or the provision of securities  advice,  or (iii)  engage in any other  securities  activities, unless such Agents are properly  licensed under  applicable  insurance laws and are  "associated  persons"  of the  Marketing  Organization  within the meaning of "associated  person of a broker or dealer," as that term is used in Section  3(a)(18)  of the  Securities  Exchange  Act of 1934.  Marketing
     Organization  agrees to be responsible  for the training,  supervision  and control of Agents as required under the 1934 Act and other  applicable law.
     General Agent agrees to abide by all  applicable  local,  state and federal laws and regulations in conducting  business under this Agreement.  General
     Agent and Marketing  Organization  undertake and agree to hold FSBL and SDI harmless  against  any loss of whatever  kind or nature  arising out of any claim made by any of said Agents for compensation.

     General  Agent shall  endeavor to promote  FSBL's and SDI's  interests  and those mutual interests of General Agent and FSBL and SDI as contemplated by this  Agreement and shall at all times conduct  itself,  and see that those
     Agents  assigned to or appointed by General Agent or its employees  conduct themselves,  so as not to adversely affect the business  reputation or good standing of either  General Agent,  FSBL or SDI. The primary  General Agent agrees to provide  the  affiliated  General  Agents  listed on Exhibit  "A"
     attached  hereto  (if  any),  with a copy  of  this  agreement  and  insure compliance with its terms by each General Agent.

     General  Agent  shall  be  responsible  to FSBL and SDI for the acts of the
     Agents assigned to or appointed by General Agent or its employees and shall indemnify and hold harmless  from any and all  expenses,  costs,  causes of action,  and/or damages  resulting from or growing out of any  unauthorized act by General  Agent or any of its Agents or employees.  In addition,  the primary  General Agent shall be responsible to FSBL and SDI for the acts of each of the  affiliated  General  Agents (if any)  listed on  Exhibit  "A,"
     attached  hereto,  and shall  indemnify  and hold harmless from any and all expenses, costs, causes of action, and/or damages resulting from or growing out of any  unauthorized  act by  General  Agent  or any of its  Agents  or
     employees.

 3.  Marketing  Organization hereby accepts authorization to solicit and service
     FSBL variable products and confirms that Marketing Organization is properly licensed to solicit and service  such  variable  products for FSBL and is a member in good standing of the National  Association of Securities Dealers,
     Inc.,  hereinafter  called  "NASD," and further  agrees to notify SDI if it ceases to be a member of NASD.

 4.  Marketing  Organization  shall have the  authority  to  recruit,  train and supervise  registered  representatives for the sale of variable products of
     FSBL.  Such  training and  supervision  shall be conducted by the Marketing
     Organization  in accordance  with the Securities  Exchange Act of 1934, the
     NASD's  Conduct Rules and other  applicable  law. SDI reserves the right to require termination of any registered  representative's  right to sell FSBL variable  products.  Marketing  Organization  shall be responsible  for any registered  representative  appointed  hereunder  complying with the terms, conditions and limitations as set forth in this Agreement.

 5.  Commissions  on purchase  payments  or premiums  accepted by FSBL or SDI on behalf of an annuitant,  participant, or policyholder of a variable product covered  by this  Agreement  will be in  accordance  with the  Schedule  of
     Commissions made part of this Agreement,  and are in full  consideration of all services rendered and expenses incurred  hereunder by the General Agent and Marketing Organization or their  representatives.  SDI will pay General
     Agent commissions as described in the attached  Commission  Schedule(s) for policies sold by Agents assigned to Marketing Organization. Neither General
     Agent nor Marketing  Organization is authorized to deduct commissions prior to  forwarding  any  remittance  received  to FSBL.  All  checks  or drafts received by the General Agent or Marketing  Organization  in regards to any variable  product shall be made payable to FSBL. All  compensation  payable hereunder shall be subject to a first lien and may be reduced or set off as to any indebtedness owed by the General Agent or Marketing  Organization to
     FSBL or SDI.  Any  commissions  paid to a third party at the request of the
     General  Agent  or  Marketing  Organization  shall  be  deducted  from  the commissions  payable hereunder.  In the event this agreement is executed by one or more  affiliated  insurance  agencies  listed on Exhibit  "A", it is understood  and agreed that the primary  agency will  collect and  disburse said commissions to the soliciting General Agency.

 6.  General  Agent and Marketing  Organization  agree to be bound by the terms, conditions  and  limitations  set forth in this Agreement and the rules and practices of SDI and FSBL that are now and  hereafter  in force.  Marketing
     Organization  agrees  not to solicit or submit  applications  for  variable products  to FSBL  unless  they and their  registered  representatives  are properly  licensed,  and  further  agrees  that  it  will  conform  to  all applicable  state,  federal and local laws and  regulations  in  conducting business under this Agreement.  Both SDI and Marketing  Organization hereby agree to abide by the  applicable  NASD  Conduct  Rules,  which  Rules  are incorporated  herein as if set forth in full. The signing of this Agreement and the purchase of variable  products pursuant thereto is a representation to SDI and  FSBL  that  Marketing  Organization  is a  properly  registered
     Marketing Organization under the Securities Exchange Act of 1934.

 7.  Neither the General Agent, Marketing Organization nor their representatives
     are  authorized  to  make  any  representations   concerning  the  variable
     products,  their sponsor  (FSBL),  the principal  underwriter  (SDI) or the underlying  mutual funds except those  contained in the applicable  current prospectuses  and in the printed  information  furnished  by FSBL.  General
     Agent and Marketing  Organization agree not to use any other advertising or sales  material  relating  to the  variable  products  unless  specifically approved in writing by FSBL and SDI.

 8.  General Agent and Marketing  Organization  are not  authorized  and have no authority (a) to make,  alter or discharge any contract for or on behalf of
     FSBL,  (b)  endorse any check or draft  payable to FSBL,  (c) to accept any variable product  consideration after the initial remittance,  (d) to waive or  modify  any  prospectus,  contract,  policy or  application  provision, condition or obligation, (e) to extend the time for payment of any variable product  consideration  or accept payment of any past due variable  product consideration.

 9.  This   Agreement   shall  not  create  or  be   construed  as  creating  an
     Employer-Employee or Master-Servant  relationship between General Agent and
     FSBL and SDI or Marketing Organization and FSBL and SDI.

10.  General Agent agrees to keep accurate  records on all business  written and moneys received under this Agreement. Such records may be examined by FSBL,
     SDI or their representatives at any reasonable time.

11.  General Agent and Marketing  Organization  agree to be responsible  for any county or municipal occupational or privilege fee, tax or license which may be required of General Agent, Marketing Organization or its representatives as a result of business submitted under this Agreement.

12.  Marketing Organization will maintain books and records relating to the sale of the  variable  products  and the receipt and  disbursement  of insurance commissions and fees thereon. Such books and records will be maintained and preserved  in  conformity  with the  requirements  of Section  17(a) of the
     Securities  Exchange  Act of 1934 and the rules  thereunder,  to the extent applicable,  and will at all times be compiled and  maintained  in a manner
     that  permits   inspection  by  the  supervisory   personnel  of  Marketing
     Organization,  the Securities and Exchange Commission,  the NASD, and other appropriate regulatory authorities.

13.  The receipt of  commissions  and fees relating to the variable  products by
     General Agent will be reflected in the quarterly FOCUS reports filed by the
     Marketing  Organization  and in its fee  assessment  reports filed with the
     NASD.

14.  Marketing  Organization  is not authorized to accept any purchase  payments for SDI except initial purchase payments,  unless SDI provides otherwise in writing.  All  customer  checks  should be made  payable  directly to FSBL.
     Receipts for purchase  payments  must be on the forms  furnished by SDI for that purpose.  Marketing  Organization  shall  immediately  remit to FSBL's
     Administrative Agent at the address set forth in the applicable  prospectus all money received or collected on FSBL's  behalf,  and such money shall be considered  as FSBL's  funds held in trust by Marketing  Organization.  SDI will not accept purchase  payments in the form of checks drawn on Marketing
     Organization or registered representative accounts.  Marketing Organization will not receive, accumulate or maintain custody of such customer funds.

15.  Neither this  Agreement nor the  compensation  payable  hereunder  shall be assigned or pledged  without the written  consent of SDI.  SDI reserves the right to reject any assignment or pledge.

16.  No consent or change in this Agreement  shall be binding upon SDI unless in writing and signed by the  president,  a vice  president,  secretary  or an assistant  secretary  of SDI.  Any  failure  of SDI to insist  upon  strict compliance with the provisions of this Agreement shall not constitute or be construed as a waiver thereof.

17.  FSBL shall have the right to decline or modify any application or to refund any variable  product  consideration  or any portion  thereof,  and General
     Agent shall refund  immediately  upon request any  commissions  received in connection therewith. All applications for variable products are subject to acceptance by FSBL and become effective only upon confirmation by FSBL. SDI will charge back 100% of  commissions in the event of a free look surrender of a variable product.

18.  Variable products will be offered to the public at the price as outlined in the applicable variable product's current  prospectus.  All cash surrenders require the written  request and consent of the contract or policyowner and such  surrenders will conform to the provisions set forth in the applicable contract or policy.

19.  FSBL  has  been  and  is  designated   Administrative   Agent  of  Security
     Distributors,  Inc. to perform duties,  including recordkeeping and payment of  commissions,  necessary  under this  Agreement in  connection  with the solicitation,  sales and servicing of variable  annuity  contracts sold and solicited hereunder.

20.  SDI reserves the right to amend or terminate this agreement at any time. In the event (i) Marketing Organization ceases to be a member in good standing of the NASD;  (ii) General  Agent's  license is revoked,  terminated or not renewed;  or (iii)  General Agent or Marketing  Organization  files or, has filed  on its  behalf a  petition  for  bankruptcy,  this  Agreement  shall terminate automatically without notice. After termination General Agent and
     Marketing  Organization  upon request,  shall without delay pay in full any indebtedness  owed to FSBL or SDI and return all FSBL  property to its Home
     Office.  In the event  General  Agent or Marketing  Organization  are doing business in such manner that  servicing  is  impossible,  SDI  reserves the right to reassign the business  and service fees to another  party.  Should
     General  Agent or  Marketing  Organization  fail to comply  with any of the terms of this Agreement, SDI reserves the right to terminate this Agreement and terminate vesting as to all commissions payable hereunder.

21.  General  Agent  and  Marketing  Organization  agree  to hold  harmless  and indemnify SDI and FSBL against any and all claims, liabilities and expenses which SDI and/or  FSBL may incur from  liabilities  arising out of or based upon any alleged or untrue statement other than statements contained in the registration  statement,  prospectus  or approved  sales  materials  of any contract.

22.  If it should  appear that any term of this contract is in conflict with any applicable rule of law, statute, or regulation, then any such term shall be deemed  inoperative  and  null and void  insofar  as it may be in  conflict therewith  and shall be deemed  modified  to  conform  to such rule of law, statute,  or regulation.  The existence of any such apparent conflict shall not invalidate the remaining provisions of this contract.

23.  This agreement may be executed in one or more counterparts,  together which shall be deemed a complete original.

24.  This  Agreement is effective as of the  Effective  Date set forth above and replaces any previous  Agreement  between the parties  relating to variable products of FSBL except as to any commissions payable thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.               MARKETING ORGANIZATION:

By :                                      By:
    ----------------------------------        ----------------------------------
Name:                                              (Signature of Principal)
Title:

                                          --------------------------------------
                                              (Name and Title of Principal)

                                          PRIMARY GENERAL AGENT:

                                          By:
--------------------------------------        ----------------------------------
                                                         (Signature)

                                          --------------------------------------
                                                     (Name and Title)

                                   EXHIBIT "A"

AFFLIATED GENERAL AGENTS

NAME                                                 TAX I.D. #